UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: April 2, 2026

(Date of earliest event reported)

RELIABILITY INCORPORATED

(Exact name of registrant as specified in its charter)

Texas	000-07092	75-0868913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22505 Gateway Center Drive
P.O. Box 71

Clarksburg, MD 20871

(Address of principal executive offices, including zip code)

(202) 965-1100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	RLBY	OTC-ID

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

As previously disclosed, on February 16, 2026, Reliability Incorporated (the “Company”) and certain related parties entered into a Settlement Agreement and General Mutual Release (the “Settlement Agreement”) to resolve outstanding disputes and arbitration matters involving, among others, Vivos Holdings, LLC and affiliated parties (collectively, the “Vivos Parties”).

Pursuant to the Settlement Agreement, the Vivos Parties agreed, among other things, to transfer shares of the Company’s common stock to the Company.

Item 8.01. Other Events.

On March 20, 2026, the Circuit Court for Montgomery County, Maryland granted the Company’s motion to enter a consent judgment (the “Consent Judgment”), which was entered by the Clerk on April 2, 2026. The Consent Judgment was entered in connection with, and as required by, the Settlement Agreement.

The Consent Judgment follows disclosures included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed on March 31, 2026, which described the status of the underlying dispute and the anticipated resolution process.

Pursuant to the Consent Judgment, an aggregate of 253,292,210 shares of the Company’s common stock were transferred to the Company from the Vivos Parties.

On April 7, 2026 the Company was informed by Equiniti Shareholder Services, LLC (“Equiniti”), the company’s transfer agent, that the transfers were completed and made effective April 2,2026.

Upon completion of the transfer, the shares were returned to the Company and are no longer outstanding. The Company’s authorized number of shares of common stock was not affected. The reduction in outstanding shares increased the number of shares available for future issuance. The Company’s transfer agent has reflected these shares as authorized but unissued shares, and not as treasury shares.

As of April 2, 2026, the Company has 46,707,790 shares of common stock outstanding.

As a result of the reduction in shares outstanding, the relative ownership percentages of the Company’s existing stockholders will be materially affected, and stockholders should take note of their potential filing obligations.

The Company intends to call a meeting of shareholders later this year. The company has also amended and restated its Bylaws as of April 10th, 2026, as provided in attached Exhibit 3.6. The only change made was to Section 1.1 removing an old principal office address and all prior amendments have been restated and incorporated therein.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Consent Judgment entered by the Circuit Court for Montgomery County, Maryland

3.6	Amended and Restated Bylaws of Reliability Incorporated effective April 10, 2026.

104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIABILITY INCORPORATED

By:	/s/ Nick Tsahalis
Nick Tsahalis President and Chief Executive Officer

Date: April 10, 2026